UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2020

ALPHA ENERGY, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-55586	90-1020566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4162 Meyerwood Drive, Houston, TX                             77025

(Address of principal executive offices)                    (Zip Code)

Registrant’s telephone number, including area code: 713-316-0061

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APHE	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company has filed a lawsuit in the district court of Harris County, Texas against its former auditors—Carlos Lopez (“Lopez”), LBB & Associates, Ltd., LLP (“LBB”), and Vine Advisors, LLP (“Vine”)—after being informed by the SEC that (a) Lopez and LBB were investigated by the SEC through an Order Instituting Administrative Proceedings; (b) Lopez and LBB agreed to the imposition of remedial sanctions against them by the SEC; and (c) Lopez had been suspended from appearing or practicing before the SEC for a period of at least two years (the “Suspension Order”), beginning on February 6, 2020. The Company was not aware of the Suspension Order or the SEC investigation into its former auditors until it was informed by the SEC. The Company was never informed about the SEC investigation or the contents of the Suspension Order from its former auditors at any time. As a result, the Company has sued its former auditors for negligence, fraud, deceptive practices, and conversion. In the lawsuit, Company seeks damages for injuries caused by its auditors to the Company. The Company also seeks the return of the Company’s work papers.

ITEM 7.01      REGULATION FD DISCLOSURE

On July 22, 2020, we issued a press release announcing the lawsuit the filing of lawsuit against our previous auditors, LBB & Associates, LTD. A copy of the press release is filed as Exhibit 99.1 hereto.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit Description
10.1	Court stamped copy of lawsuit with SEC notice of LBB & Associates, LTD suspension
99.1	Press release, dated July 22, 2020

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Dated: July 22, 2020

ALPHA ENERGY, INC.

/s/ John Lepin

John Lepin, CFO